                                                                 EXHIBIT 10.4(b)

                                AMENDMENT TO THE
                          FREMONT GENERAL CORPORATION
                       INVESTMENT INCENTIVE PROGRAM TRUST


         Effective as of February 1, 1994, Section 5.03 of the Trust Agreement between Fremont General Corporation and Merrill Lynch Trust Company of California, Trustee, is amended in its entirety, to read as follows:

         "5.03 DIRECTION OF VOTING AND OTHER RIGHTS. The Trustee shall vote any employer security with respect to the Plan within the meaning of Section 407(d)(1) of ERISA ("Employer Securities") as follows:

         (a) With respect to Employer Securities allocated to each Participant's Account, each Participant shall have the right to instruct the Trustee how to vote such shares of Employer Securities.

         (b) The Participant must give the Trustee written instructions for the voting of Employer Securities in time for the Trustee to act with respect to the instructions. The Employer shall ensure that all notices, forms, and other information distributed to shareholders regarding the exercise of voting rights are furnished to the Trustee, Participants, and the Plan Committee within a reasonable time before voting rights are to be exercised. The Employer and others may solicit and exercise voting rights pursuant to this Section under proxy rules that apply to all holders of Employer Securities.

         (c) The Plan Committee may instruct the Trustee, in writing, how to vote Employer Securities that has not been allocated to Participants' Accounts (such as Employer Securities held in a suspense account).

         (d) The Trustee shall vote all shares of Employer Securities, allocated or unallocated, and for which no instructions have been received from either a Participant or the Plan Committee, in direct proportion to the instructions to vote received from Participants pursuant to subparagraph (a) above. Except as required by ERISA, the Trustee shall follow all directions above-referred to in this Section, and shall have no duty to exercise voting or other rights relating to any such security or other asset."


Dated: November 28, 1994                FREMONT GENERAL CORPORATION


                                        By:  /s/ Raymond G. Meyers
                                           -----------------------------------
                                             Raymond G. Meyers, Vice President



Dated: November 30, 1994                MERRILL LYNCH TRUST COMPANY


                                        By:  /s/ Chris Rosin
                                           -----------------------------------
                                             Chris Rosin, Trust Officer